UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 8, 2007

PRB Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K dated January 30, 2007, PRB Energy, Inc. (“PRB”) announced the election of Paul L. Maddock, Jr. (Jay) and Sigmund J. Rosenfeld to its board of directors effective February 1, 2007.  At the board of directors meeting on March 8, 2007, Mr. Maddock was appointed to the audit committee and the compensation committee, and Mr. Rosenfeld was appointed to the nominating committee.

In addition, as of February 1, 2007, Mr. Maddock and Mr. Rosenfeld were each granted vested options of 20,000 shares of PRB common stock at $3.72 per share through PRB’s equity incentive plan.

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

March 14, 2007